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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 20, 2002


                          SWISSRAY INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           Delaware                    0-26972            16-0950197
(State or other jurisdiction of    (Commission File     (IRS Employer
      incorporation)                 Number)            Identification No.)



                               100 Grasslands Road
                            Elmsford, New York 10523
          (Address of Principal Executive Offices, including Zip Code)


                                 (914) 345-3700
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events.

     On November 15, 2002, the Registrant entered into a Securities Purchase Agreement, providing for the issue and sale by the Registrant to SWR Investments LLC, a Delaware limited liability company, of 12,000 shares of newly designated Series E Convertible Participating Preferred Stock, for a purchase price of $12,000,000. The purchaser has the option to purchase up to an additional 28,000 shares of newly-designated Series F Preferred Stock, for a price of $1,000 per share, at any time until December 1, 2007. The Series E Preferred Stock and the Series F Preferred Stock are senior in right of payment upon liquidation to all other equity securities of the Registrant and bear a dividend, which if not paid in cash is compounded quarterly, equal to 10% per annum of the liquidation value of $1,000 per share. Upon a liquidation or upon certain extraordinary transactions that are deemed liquidations, each share of the Series E Preferred Stock is entitled to receive a liquidation preference, pari passu with the Series F Preferred Stock and Series I Preferred Stock but before any payment is made in respect of any other equity security of the Registrant, equal to the sum of the liquidation value of $1,000 per share plus accumulated or accrued and unpaid dividends and an additional preferential payment equal to 1 1/2 times the liquidation value plus accumulated or accrued and unpaid dividends if the payment is made prior to the first anniversary of the issuance of such share, two times the liquidation value plus accumulated or accrued and unpaid dividends if the payment is made after the first and prior to the second anniversary of issuance, and 2 1/2 times the liquidation value plus accumulated or accrued and unpaid dividends if the payment is made on or after the second anniversary of the initial issuance (in each case subject to the pari passu claim of the Series D Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock). Each share of the Series E Preferred Stock is convertible at the option of the holder into a unit consisting of a share of Series F Preferred Stock and a number of shares of Common Stock such that the aggregate of all shares of Common Stock into which all the Series E Preferred Stock is issuable equals 57 1/2% of the fully diluted Common Stock as of the initial issuance of the Series E Preferred Stock. Whenever any matter is put to the holders of the Common Stock for their vote, the holders of the Series E Preferred Stock have the right to vote together with the holders of the Common Stock in a single class, the holder of each such share having a number of votes equal to the number of shares of Common Stock into which such share is then convertible.

     The Series F Preferred Stock has the same terms as the Series E Preferred Stock as to seniority, the liquidation preferences and the dividend. The holders of such Series have no voting rights (except as required by law)and no conversion right and, accordingly, do not have the common equity component of the Series E Preferred Stock.

     The Securities Purchase Agreement provides that concurrently with the closing of the issuance and sale of the Series E Preferred Stock, pursuant to an Exchange Agreement with the existing holders of the Registrant's Series C Preferred Stock, such holders will surrender their shares of the Common Stock, all of their shares of the Series C Preferred Stock, promissory notes of the Registrant with an aggregate principal amount of $750,000 and a claim for reimbursement of expenses in the amount of approximately $175,000. In exchange, such holders will receive 7,000 shares of newly designated Series D Preferred Stock and shares of newly designated Series H Preferred Stock. The Series D Preferred Stock is pari passu with the Series G Preferred Stock and junior in right of payment to the Series E Preferred Stock, the Series F Preferred Stock, and Series I Preferred Stock, and senior to the Common Stock, and bears a dividend, which if not paid in cash is compounded quarterly, equal to 10% per annum of the liquidation value of $1,000 per share, for an aggregate liquidation preference of $7,000,000. The Series D Preferred Stock has no regular voting right and is not convertible. The Series D Preferred Stock is redeemable at any time at the option of the Registrant for a redemption price equal to the liquidation value of $1,000 per share plus accumulated or accrued and unpaid dividends.

     The Series H Preferred Stock ranks on a parity with the Common Stock and is entitled to no dividend except it's pro rata share of any dividend paid on the Common Stock. Each share of the Series H Preferred Stock is convertible at any time by the holders or the Registrant into a number of shares of the Common Stock such that the conversion of all the shares of Series H Preferred Stock would result in the holders thereof holding up to approximately 88% of the shares of Common Stock not held by SWR Investments LLC and affiliates, provided that the Registrant has at the time sufficient authorized but unissued shares of the Common Stock to carry out such conversion. Whenever any matter is put to the holders of the Common Stock for their vote, the holders of the Series H Preferred Stock have the right to vote together with the holders of the Common Stock in a single class, the holder of each such share having a number of votes equal to the number of shares of Common Stock into which such shares is then convertible.

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          The transactions described herein closed and were consummated on
November 20, 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

     10.1 Securities Purchase Agreement, dated as of November 15, 2002, by and among Swissray International, Inc. and each of the Persons named in Exhibit A thereto.

     10.2 Exchange Agreement, dated as of November 19, 2002, by and between Swissray International Inc., SWR Investments LLC and each of the Persons named in Exhibit A thereto.

     10.3 Certificate of Designation of the relative rights and preferences of the Series D Preferred Stock, Series E Convertible Participating Senior Preferred Stock, Series F Senior Preferred Stock, Series G Preferred Stock, Series H Convertible Preferred Stock and Series I Senior Preferred Stock of Swissray International, Inc.



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                                   SIGNATURES

     According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 21, 2002.

                                              SWISSRAY INTERNATIONAL, INC


                                                /s/ Matthew Todd Collins
                                                -------------------------------
Date:  November 21, 2002                      By:   Matthew Todd Collins
                                              Its:  Vice President and Chairman
                                                    of the Board


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